Exhibit 10.7

                             CONSULTING AGREEMENT


THIS CONSULTING AGREEMENT (the "AGREEMENT') is dated as of the 1st day of September 2010. It is made and entered into by and between Monster Offers, a Nevada corporation, located at 4056 Valle Del Sol, Bonsall, CA 92003 (hereinafter referred to as the "Company'), and Scott Wilcox (hereinafter referred to as "Consultant").

                               R E C I T A L S

          A. WHEREAS, Monster Offers desires to retain the Consultant, and the Consultant desires to be retained by Monster Offers, to provide consulting services; and

          B. WHEREAS, Monster Offers desires to compensate the Consultant for his services and the Consultant desire to be compensated for his services.

          C. WHEREAS, and the Consultant has provided technical support to Monster Offers; and intends to provide additional support to the Company.

          D. WHEREAS, the Company wishes to retain Scott Wilcox as a non-exclusive corporate consultant; and

          E. WHEREAS, the Consultant will work for the company as an independent contractor.

          NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

          1. CONSULTING SERVICES, TERM AND COMPENSATION. On the terms and subject to the conditions set forth in this agreement, Consultant and Monster Offers hereby agree that:

          1.1 Services. The Company has utilized the services of Scott Wilcox to provide technical support and consulting services to the Company. The Consultant shall agree to make himself available for the on-going technical support and devote such business time and attention thereto as it shall determine is required.

      The Company understands that any and all suggestions, opinions or advice given to the Company by the Consultant are advisory only and the ultimate responsibility, liability and decision regarding any action(s) taken or filings made lies solely with the Company and not with the Consultant.

          1.2 Throughout the Consulting process, both the Consultant and Monster Offers will cooperate with each other to help facilitate this process.

           1.3. Term. The term of this Consulting Agreement shall be from the date hereof until the end of the calendar year 2010 (the "Term").

          1.4 Compensation. As compensation for entering into this Consulting Agreement and for services already rendered and for services to be rendered, the Consultant shall be entitled to purchase at $0.001 per share or par value, a total of 200,000 unregistered restricted shares of the Company. The Consultant further agrees that these shares will be locked-up for a period of two years.

         2. CONSULTANT'S REPRESENTATIONS AND WARRANTIES. The consultant hereby represents and warrants to Monster Offers that:

          2.1  Authority.   The individual(s) executing and delivering this
agreement on Consultant's behalf has been duly authorized to do so, the signature of such individual is binding upon Consultant, and Consultant is duly organized and subsisting under the laws of the jurisdiction in which it was organized.

          2.2 Enforceability. Consultant have duly executed and delivered this agreement and (subject to its execution by Monster Offers) it constitutes a valid and binding agreement of Consultant enforceable in accordance with its terms against Consultant, except as such enforceability may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

          3.  MISCELLANEOUS.

          3.1  Assignment. This Agreement is not transferable or assignable.

          3.2 Execution and Delivery of Agreement. Each of the parties shall be entitled to rely on delivery by facsimile transmission of an executed copy of this agreement by the other party, and acceptance of such facsimile copies shall create a valid and binding agreement between the parties.

          3.3 Titles. The titles of the sections and subsections of this agreement are for the convenience of reference only and are not to be considered in construing this agreement.

          3.4  Severability.   The invalidity or unenforceability of any
particular provision of this agreement shall not affect or limit the validity or enforceability of the remaining provisions of this agreement.

          3.5  Entire Agreement.   This agreement constitutes the entire
agreement and understanding between the parties with respect to the subject matters herein and supersedes and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.

          3.6 Waiver and Amendment. Except as otherwise provided herein, the provisions of this agreement may be waived, altered, amended or repealed, in whole or in part, only upon the mutual written agreement of ___ and Consultant.

          3.7 Counterparts. This agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

          3.8 Governing Law. This agreement is governed by and shall be construed in accordance with the internal law of the State of Nevada without reference to its rules as to conflicts of law.

          IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above mentioned.


"CONSULTANT"                            "MONSTER OFFERS"


By: Scott Wilcox                        By: Scott Gerardi
    -------------------------------         -------------------------------
    Scott Wilcox                            Scott Gerardi
                                            President



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